                                                                     EXHIBIT 4.3

THE SECURITIES REPRESENTED BY THIS OPTION AGREEMENT HAVE NOT BEEN REGISTERED UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), IN RELIANCE UPON ONE OR MORE EXEMPTIONS FROM REGISTRATION AFFORDED BY THE SECURITIES ACT. THESE SECURITIES CONSTITUTE "RESTRICTED SECURITIES" UNDER RULE 144 PROMULGATED UNDER THE SECURITIES ACT. THESE SECURITIES HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES LAWS OF ANY STATE OR TERRITORY OF THE UNITED STATES OR PROVINCE OF CANADA, IN RELIANCE UPON EXEMPTIONS FROM REGISTRATION OR QUALIFICATION AFFORDED UNDER SUCH SECURITIES LAWS. THESE SECURITIES HAVE BEEN ACQUIRED BY THE HOLDER FOR INVESTMENT PURPOSES ONLY. THESE SECURITIES MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED, WITH OR WITHOUT CONSIDERATION, OR OFFERED FOR SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION, WITHIN THE UNITED STATES OR ANY OF ITS TERRITORIES OR TO A UNITED STATES PERSON, UNLESS (i) THE SECURITIES ARE REGISTERED UNDER SECTION 5 OF THE SECURITIES ACT, AND/OR APPLICABLE PROVISIONS OF CANADIAN SECURITIES LAWS; OR (ii) THE PROPOSED TRANSACTION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE SECURITIES ACT AND/OR APPLICABLE PROVISIONS OF CANADIAN SECURITIES LAWS. THE TRANSFER AGENT (OR THE COMPANY IF THEN ACTING AS ITS TRANSFER AGENT) WILL REFUSE TO TRANSFER THESE SECURITIES UNLESS PRESENTED WITH A WRITTEN OPINION SATISFACTORY TO COUNSEL FOR THE COMPANY TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE CIRCUMSTANCES OF SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION.

                     NON-QUALIFIED STOCK OPTION AGREEMENT
                     ------------------------------------
                        (Incrementally Vested Options)

This Non-Qualified Stock Option Agreement (hereinafter the "Option Agreement"),
                                                            ----------------
dated as of the 10th day of March, 1998 (hereinafter the "Grand Date"), is
                                                          ----------
entered into by and between Pinnacle Oil International, Inc., a Nevada corporation, whose address is Suite 750 Phoenix Place, 840 - 7th Avenue S.W.,
Calgary, Alberta, Canada T2P 3G2 (hereinafter the "Company"), and              ,
                                                   -------        -------------
an individual, whose business address is                 - (hereinafter the
                                         ---------------
"Optionee"), with reference to the following facts:

                                   RECITALS:

     WHEREAS, the Optionee is a member of the Board of Directors (hereinafter the "Board") and is special counsel to the Company; and
     -----

     WHEREAS, as an incentive for Optionee to continue to render service to the Company as a member of its Board, the Company has determined that it is in its best interests to grant an option to the Optionee to purchase the Company's common stock, (hereinafter, the "Common Stock") under and in accordance with the
                                 ------------
terms and conditions of this Option Agreement; and

     WHEREAS, the Board adopted this Option Agreement on the 10th day of March, 1998;

     NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, and for valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the parties to this Option Agreement (hereinafter collectively called the "parties" and individually a "party") agree
                                      -------                      -----
as follows:

                                  AGREEMENT:

1.   DEFINITIONS.
     -----------

     Set forth below are definitions of capitalized terms which are generally used throughout this Option Agreement and have not been defined elsewhere:

     (a)  "Act" - The term "Act" is defined as the Securities Act of 1933, as
           ---
amended.

     (b)  "Code" - The term "Code" is defined as the Internal Revenue Code of
           ----
1986, as amended.

     (c)  "Disposed Of" - The term "Disposed Of" (or equivalent terms
           -----------
"Disposition Of" or "Dispose Of") is defined as any of the following: (i) the transfer, sale, assignment and/or gift of the Option; (ii) the granting of an option or any rights with respect to the Option; (iii) the hypothecation, encumbrance or pledge of the Option; or (iv) the attachment or imposition of a lien by a creditor of the Optionee on the Option which is not released within thirty (30) days after the imposition thereof.

     (d)  "Exchange Act" - The term "Exchange Act" is defined as the Securities
           ------------
and Exchange Act of 1934, as amended.

     (e)  "Expiration Date" - The term "Expiration Date" shall mean 5:00 p.m.
           ---------------
Pacific Standard Time on the business day immediately preceding the fifth (5th) annual anniversary of each vesting date (March 10, 2003, March 10, 2004 or March 10, 2005).

     (f)  "Fair Market Value" - The term "Fair Market Value" is defined as the
           -----------------
fair market value of a share of the Company's Common Stock as of a given date determined as follows:

          (i) The closing bid price of a share of the Company's Common Stock on the principal exchange on which shares of the Company's Common Stock are then trading, if any, on such date, or, if shares were not traded on such date, then on the next preceding trading day during which a sale occurred; or

          (ii) If such stock is not traded on an exchange but is quoted on NASDAQ or a successor quotation system, (1) the last sales price (if the stock is then listed as a National Market Issue under the NASD National Market System); or (2) the mean between the closing representative bid and asked price (in all other cases) for the stock on such date as reported by NASDAQ or such successor quotation system; or

          (iii) If such stock is not publicly traded on an exchange and not quoted on the NASDAQ or a successor quotation system, the fair market value established by the Board or any committee established by the Board acting in good faith (without taking into consideration any restrictions placed on the underlying stock with the exception of those which, by their terms, will never lapse).

        (g)  "Notice of Exercise" - The term "Notice of Exercise" is defined as
              ------------------
that Notice Of Exercise Of Stock Option in the form of Exhibit "1" attached
                                                       -----------
hereto and incorporated herein by this reference.

        (h)  "Optionee's Successors" - The term "Optionee's Successors" is
              ---------------------
defined as the Optionee's successors by bequest or inheritance or by reason of death of the Optionee.

        (i)  "Qualified Code Provisions" - The term "Qualified Code Provisions"
              -------------------------
is defined as Subchapter D of Title A, Chapter 1 of the Code (presently encompassing Sections 400 to 420 of the Code), as such Subchapter may be amended from time to time.

        (j)  "Termination As A Director" - The term "Termination As A Director"
              -------------------------
is defined as the time when the Optionee is no longer a member of the Board as a result of his death, disability, termination by resignation or retirement or when the Company fails or refuses to nominate Optionee as a member of the Board for cause. "Cause" shall be defined as the commission by Optionee of such acts of dishonesty, fraud or misrepresentation as would prevent the effective performance of his duties as a director or results in material harm to the Company's business.

     2. GRANT OF OPTION.
        ---------------

        Subject to the terms, conditions and limitations provided herein, the Company hereby grants a stock option (hereinafter the "Option") to the Optionee
                                                       ------
to purchase (without obligation to do so), in whole or in part, ______________ (______________) shares of Common Stock (hereinafter, collectively and severally, the "Option Shares") at a purchase price of U.S. __________________s
                -------------
(U.S. $______) (hereinafter, per share and in the aggregate, the "Option
                                                                  ------
Price").
-----

     3.  VESTING OF OPTION SHARES.
         ------------------------

         (a)  Ordinary Vesting of Unvested Options.  Beginning on March 10,
              ------------------------------------
1998, and on each of the subsequent annual anniversaries of that date as hereinbelow specified, the percentage of the Option Shares hereinbelow specified shall become vested; provided, however that there has been no Termination As A
                     --------  -------
Director and the Company does not fail or refuse to nominate Optionee as a director and Optionee is thereafter elected on or prior to such applicable grant date:

                   Date                         Shares
                   ----                         ------


     The term "Vested Option" shall refer to the portion of the Option and the
               -------------
underlying Option Shares to the extent the Option is vested. The portion of the Option Shares which become vested shall be referred to, collectively and severally, as the "Vested Option Shares".
                   --------------------

     The term "Unvested Option" shall refer to the portion of the Option and the
               ---------------
underlying Option Shares that remain unvested. The portion of the Option Shares which remain unvested shall be referred to, collectively and severally, as the "Unvested Option Shares".
 ----------------------

         (b)  Accelerated Vesting of Unvested Options.  Notwithstanding
              ---------------------------------------
Paragraph 3(a), Unvested Options shall immediately vest upon (i) the failure or
--------------
refusal by the Company, without cause,
to nominate Optionee as a member of the Board or upon the failure of the shareholders to elect Optionee as a member of the Board; or (ii) the occurrence of any of the following events: (A) the future sale or disposition by the Company of substantially all of the business or assets of the Company; (B) the sale of the capital stock of the Company in connection with the sale or transfer of a controlling interest in the Company to any group other than the present stockholders of the Company; (C) the merger or consolidation of the Company with another corporation as part of a sale or transfer of a controlling interest in the Company to any group other than the present stockholders of the Company; or
(D) the dissolution or liquidation of the Company.

     4.  ASSIGNMENT OF OPTIONS.
         ---------------------

         Options may not be Disposed Of by the Optionee during his lifetime, nor exercised by any person other than the Optionee, without the prior written consent of the Company, which consent the Company may withhold in its sole and absolute discretion, and such Options shall, upon the Disposition of or exercise of such Options without the Company's prior written consent, terminate and be null and void and of no further force and effect. Notwithstanding the foregoing, Vested Options may, upon the death of the Optionee, be transferred to the Optionee's Successors, and may thereafter be exercised by the Optionee's Successors. Provided, however, Vested Options so transferred shall not be
             --------  -------
further Disposed Of by the Optionee's Successors, nor exercised by any person other than the Optionee's Successors, and the Vested Option so Disposed Of or exercised shall, upon any such Disposition Of or exercise without the Company's prior written consent, terminate and be null and void and of no further force and effect. The Company shall have no obligation, whether express or implied, to consent to any Disposition Of the Vested Option except as hereinabove expressly provided.

     5.  OPTION EXPIRATION DATE.
         ----------------------

         (a)  Ordinary Expiration.  Options shall expire and be null and void
              -------------------
and of no further force or effect to the extent not exercised by 5:00 p.m. P.S.T. on the business day immediately preceding the _______ annual anniversary of each vesting date (_________________).

         (b)  Early Expiration of Vested Options if Termination As A Director.
              ---------------------------------------------------------------
In the event of Termination As A Director or upon the accelerated vesting of unvested options as discussed hereinabove at Subparagraph 3(b), the Option
                                             -----------------
Expiration Date for Vested Options shall be one year after the date of Termination As A Director or after the date of the event requiring accelerated vesting of unvested options, if such date is earlier than the date specified in Paragraph 5(a).
--------------

         (c)  Termination of Unvested Options.  Unvested Options shall
              -------------------------------
immediately terminate and be null and void and of no further force and effect upon Termination As A Director.

     6.   EXERCISE AND PAYMENT.
          --------------------

          A Vested Option shall be exercised, in whole or in part, solely by delivery by the Optionee of all of the following to the Secretary of the Company at such person's office at the Company prior to the Expiration Date:

          (a) The Notice of Exercise, duly executed by the Optionee (or the Optionee's Successors if permitted pursuant to the terms of Paragraph 4 of this
                                                            ---------
Option Agreement), stating the Optionee's intent to exercise such Vested Option and the number of Vested Option Shares to be purchased by such exercise (hereinafter, collectively and severally, the "Purchased Option Shares").
                                               -----------------------

          (b) Full payment for the Vested Option Shares to be purchased by exercise of the Option as follows:

               (i) In good funds (in U.S. Dollars) by cash or by check (provided, however, if the aggregate Option Price for the Vested Option Shares
 --------  -------
to be purchased results in fractions of cents, the Option Price shall be rounded down); or

               (ii) If consented to in writing by the Board (with no obligation to do so) immediately prior to the time of exercise of the Option, shares of the Common Stock owned by the Optionee duly endorsed for transfer to the Company with a Fair Market Value on the date of delivery equal to the aggregate Option Price of the Vested Option Shares to be purchased by exercise of this Option; or

               (iii) Unless prohibited by law, if consented to in writing by the Board (with no obligation to do so) immediately prior to the time of exercise of the Option, and subject to the provisions of Regulation G promulgated by the Federal Reserve Board with respect to "Margin Stock" if the Company and the Optionee are then subject to such Regulation, by (A) a full recourse promissory note bearing interest (at a rate as shall then be determined by the Board which shall not, in any event, be less than a rate as shall preclude the imputation of interest under the Code or any successor provision) and payable upon such terms as may be prescribed by the Board, and (B) secured by such security as is then prescribed by the Board; or

               (iv) To the extent the Board consents to consideration pursuant to the foregoing Subsections (ii) and (iii), any combination of the
                 ----------------     -----
consideration provided in the foregoing Subsections (i), (ii), and (iii), as
                                        ---------------  ----      -----
applicable.

          (c) In the event that a Vested Option shall be exercised by the Optionee's Successors, appropriate proof of the right of such person or persons to exercise such Vested Option.

     7.   CERTIFICATES; REGISTRATION; LEGENDS.
          ------------------------------------

          (a)  Issuance of Certificates. As soon as practicable after complete
               ------------------------
and timely delivery of the Notice Of Exercise and the Option Price with respect to Vested Options, the Company shall deliver to the Optionee a certificate or certificates for the Purchased Option Shares.

         (b)  Exemptions From Registration And Regulatory Approvals And
              ---------------------------------------------------------
Consents.  The Purchased Option Shares shall be issued in reliance upon such
--------
exemptions from registration or qualification under United States federal and state securities laws, and under Canadian federal and/or provincial securities laws, as applicable, that the Company, in its reasonable discretion, shall determine to be appropriate, including, without limitation:

              (i) In the case of United States securities laws, any of the following: Rule 701 of the Securities Act for employee benefit plans;
     Section 3(a)(11) of the Securities Act and Rule 147 promulgated thereto for intrastate offerings; Section 3(b) of the Securities Act for limited offerings and Rule 505 of Regulation D promulgated thereto; and/or Section 4(2) of the Securities Act for private offerings and Rule 506 of Regulation D promulgated thereto, and

              (ii) The requirements of any applicable exemptions from registration or qualification afforded by the securities laws of such state in which the Optionee is then a resident of and/or domiciled within; and/or

              (iii) The requirements of any applicable exemptions from registration or qualification afforded by Canadian federal or provincial securities laws.

         If requested by the Company, the Optionee shall provide such further representations or documents as the Company or its legal counsel, in their reasonable discretion, deem necessary or advisable in order to effect compliance with the conditions of any and all of the aforesaid exemptions from United States and/or Canadian federal, state or provincial registration or qualification upon which it is relying, or with all applicable rules and regulations of any applicable securities exchanges.

         In the event the Company is unable to obtain, without undue burden or expense, such consents or approvals as may be required from any applicable regulatory authority (or may be deemed reasonably necessary or advisable by counsel from the Company) with respect to the applicable exemptions from United States and/or Canadian federal or state registration or qualification which the Company is reasonably relying upon, the Company shall have no obligation under this Option Agreement to issue or sell the Purchased Option Shares until such time as such consents or approvals may be reasonably obtained without undue burden or expense, and the Company shall be relieved of all liability with respect to its inability to issue or sell the Purchased Option Shares.

         The Company shall not be required to register the Purchased Option Shares under the Securities Act or any applicable Canadian securities law, or to register or qualify the Purchased Option Shares under the securities laws of any state, territory or province.

         (c)  Legend.  In the event the Company delivers unregistered shares,
              ------
the Company reserves the right to place the following legend or such other legend as it deems necessary on the certificate or certificates to comply with applicable Canadian securities law, the Securities Act, and any state, territorial, or provincial securities laws, or any exemption from registration or qualification thereunder which is being relied upon by the Company.

              THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE
              NOT BEEN REGISTERED WITH THE SECURITIES AND
              EXCHANGE COMMISSION UNDER SECTION 5 OF THE

                 SECURITIES ACT OF 1933, OR WITH ANY CANADIAN
                 REGULATORY AUTHORITY.

     Any new, additional or different securities the Optionee may become entitled to receive with respect to such Option Shares by virtue of a stock split or stock dividend or any other change in the corporate or capital structure of the Company shall also bear such legend.

     8.  SALE OF PURCHASED OPTION SHARES.
         -------------------------------

         (a)  Security Law Requirements for Sale.  The Optionee acknowledges
              ----------------------------------
that he has been informed of the following requirements which must be satisfied in order to sell any Purchased Option Shares:

              (i) With respect to United States or Canadian federal, state or provincial securities laws, unless the Purchased Option Shares are registered or qualified, or if not registered or qualified, another exemption is available which will permit an earlier sale, transfer, assignment or other disposition of the Purchased Option Shares or any of them by the Optionee, the Company will not permit the sale, transfer, assignment or other disposition of the Purchased Option Shares or any of them except as permitted by Rule 144 of the Securities Act pertaining to restricted securities and any applicable Canadian securities law.

              (ii) For so long as any restrictions placed upon the Option Shares pursuant to the terms of this Option Agreement are applicable, the Board may require that the share certificates representing the Option Shares bear a restrictive legend evidencing said restrictions in such form and subject to such stop transfer instructions as the Board shall deem appropriate. The restrictions shall also apply to any new, additional or different securities the Optionee may become entitled to receive with respect to such Option Shares by virtue of a stock split or stock dividend or any other change in the corporate or capital structure of the Company. The Board shall also have the right, should it elect to do so, to require the Optionee to deposit the share certificate with the Company or its agent, endorsed in blank or accompanied by a duly executed irrevocable stock power or other instrument of transfer, until such time as the restrictions lapse.

         (b)  Agreement to Refrain From Resale.  Without in any way limiting the
              --------------------------------
representations and warranties in this Option Agreement, the Optionee shall, prior to any sale, transfer, assignment, pledge, hypothecation or other disposition of the Purchased Option Shares, either:

              (i) Furnish the Company with a detailed explanation of the proposed disposition, and an opinion of the Optionee's counsel in form and substance satisfactory to the Company to the effect that such disposition is exempted from and therefore will not require registration of the Purchased Option Shares under the Act or qualification or registration under the securities law of Canada or any state, territory or province; and counsel for the Company shall have concurred in such opinion and the Company shall have advised the Optionee of such concurrence; or
                                                                  --

              (ii) Satisfy the Company that a registration statement on Form S-1 under the Act (or any other form appropriate for the purpose under the Act or any form replacing any such form) with respect to the Purchased Option Shares proposed to be so disposed of shall be then effective; and that such disposition shall have been appropriately qualified or registered in accordance with any applicable Canadian state, territorial or provincial securities laws.

          (c)  Company May Refuse to Transfer. Notwithstanding the foregoing, if
               ------------------------------
in the opinion of counsel for the Company, the Optionee has acted in a manner inconsistent with the promises, conditions or representations and warranties in this Option Agreement, the Company may refuse to transfer the Purchased Option Shares until such time as counsel for the Company is of the opinion that such transfer (i) will not require registration of the Purchased Option Shares under applicable Canadian securities laws, and/or the Act, or registration or qualification of the Purchased Option Shares under the applicable securities laws of any state, province or territory; or (ii) has complied with the Act or the securities laws of Canada or of any state, province or territory with respect to the sale or transfer of the Purchased Option Shares by the Optionee. The Optionee understands and agrees that the Company may refuse to acknowledge or permit any disposition of the Purchased Option Shares that is not in all respects in compliance with this Option Agreement and the Company intends to make an appropriate notation in its records to that effect.

          (d)  Section 162(m) Advisement. Section 162(m) of the Code states in
               -------------------------
pertinent part, "In the case of any publicly held corporation, no deduction shall be allowed under this chapter for applicable employee remuneration with respect to any covered employee to the extent that the amount of such remuneration for the taxable year with respect to such employee exceeds $1,000,000." If the Optionee is a United States taxpayer, and is receiving this Option as an officer of the Company, or an individual acting in that capacity, or if his compensation is required to be reported to the shareholders under the Securities Exchange Act of 1934 because he is among the 4 highest compensated individuals to whom remuneration is payable, he shall be considered an "applicable employee" within the meaning of section 162(m).

     9.   AMENDMENT OF OPTION AGREEMENT.
          -----------------------------

          The Board may at any time or from time-to-time, without consent by or payment of consideration to the Optionee, modify or amend this Option Agreement in order to: (i) comport with changes in securities, tax or other laws or rules, regulations or regulatory interpretations thereof applicable to this Option Agreement or to comply with stock exchange rules or requirements; or (ii) to ensure that this Option Agreement is and remains or shall become exempt from the application of any participation, vesting, benefit accrual, funding, fiduciary, reporting, disclosure, administration or enforcement requirement of either ERISA or the Qualified Code Provisions.

     10.  INTERPRETATION OF AGREEMENT.
          ---------------------------

          The Board shall, in its sole and absolute discretion, determine the effect of all matters and questions relating to this Option Agreement including, without limitation, any matters and questions pertaining to Termination As A Director. All actions taken and all interpretations and determinations made under this Option Agreement in good faith by the Board shall be final and binding upon the Optionee, the Company, and all other interested persons. No member of the Board shall be personally liable for any action taken or decision made in good faith relating to this Option Agreement.

     11.  TAX MATTERS.
          -----------

          (a)  Income Tax Consequences.  The Optionee (if a United States
               -----------------------
taxpayer) acknowledges that he has been informed and understands that the Option is a "non-qualified" stock option which is subject to taxation under Section 83 of the Code. As such the Optionee will be required, in the year of exercise of the Option, to recognize as compensation income (taxable at ordinary income tax rates) an amount equal to the difference between the fair market value of the Purchased Option Shares as of the date of exercise and the exercise price for the Purchased Option Shares. When the Optionee later sells or disposes of the Purchased Option Shares he will recognize, as capital gain income (assuming he has held the Purchased Option Shares for the requisite period of time and investment purposes) an amount equal to the difference between his amount realized for such Purchased Option Shares and his basis for such Purchased Option Shares (which will correspond with the fair market value of the Purchased Option Shares as of the date of exercise).

          The Optionee also understands that Section 83(b) of the Code, which would ordinarily permit a taxpayer to elect to accelerate taxation to the year of grant, in order to avoid taxation on future appreciation in the fair market value of the underlying stock at ordinary income tax rates, will not be available with respect to the Purchased Option Shares due to the unascertainable value of the Option as of the date of the grant. See Section 83(e)(3) of the Code and Treasury Regulation Sections 1.83-8(a)(iii) and 1.83-7(b)(i).

          (b)  Tax Withholding.  As a condition of the grant of this Option
               ---------------
and/or the issuance or transfer of any certificate or certificates for the Purchased Option Shares upon exercise of a Vested Option, the Company shall have the right to report compensation income to the Optionee (if a United States taxpayer) pursuant to Section 83 of the Code in the year of exercise of the Option and, in order for the Company to claim a deduction pursuant to Section 83(h) of the Code in connection therewith, to require the Optionee to remit to the Company an amount sufficient to satisfy any federal, state and/or local withholding tax requirements incident to exercise. For withholding tax purposes, the Purchased Option Shares shall be valued on the date the withholding obligation is incurred.

          (c)  Reliance Upon Independent Advisors.  THE OPTIONEE ACKNOWLEDGES
               ----------------------------------
THAT THE OPTIONEE HAS CONSULTED WITH AND IS RELYING SOLELY UPON THE ADVICE OF THE OPTIONEE'S OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES OF THE GRANT AND EXERCISE OF THIS OPTION AND THE SUBSEQUENT DISPOSITION OF THE PURCHASED OPTION SHARES AND THE EFFECT OF SAME UPON THE OPTIONEE'S PERSONAL FINANCIAL CIRCUMSTANCES. THE OPTIONEE ACKNOWLEDGES AND AGREES THAT THIS PARAGRAPH IS INTENDED MERELY TO GENERALLY POINT OUT THE COMPLEXITY OF UNITED STATES FEDERAL TAX LAW WITH RESPECT TO THE TAX TREATMENT OF NON-QUALIFIED STOCK OPTIONS AND IS NOT INTENDED AS A COMPREHENSIVE OR DETAILED SUMMARY OR ANALYSIS OF UNITED STATES FEDERAL TAX LAW OR OF ANY CANADIAN TAX LAW WHICH MAY BE APPLICABLE, AS SUCH LAWS APPLY TO NON-QUALIFIED STOCK OPTIONS, AND THEREFORE SHALL NOT BE DEEMED TO CONSTITUTE A REPRESENTATION OR WARRANTY BY THE COMPANY OR ANY OF ITS OFFICERS, DIRECTORS AND AGENTS WITH RESPECT TO SUCH TAX CONSEQUENCES, AND SHOULD NOT BE RELIED UPON BY THE OPTIONEE.

     12.  SHAREHOLDER RIGHTS
          ------------------

          The Optionee shall not be, nor have any of the rights or privileges of, a shareholder of the Company with respect to the Purchased Option Shares unless and until all conditions for exercise of the Option and the issuance of certificates for the Purchased Option Shares shall be satisfied, at which time the Optionee shall become a shareholder of the Company with respect to the Purchased Option Shares and as such shall thereafter be fully entitled to receive dividends (if any are declared and paid), to vote and to exercise all other rights of a shareholder with respect to the Purchased Option Shares.

     13.  ADJUSTMENTS.
          -----------

          (a)  Subdivision or Stock Dividend. If outstanding shares of the
               -----------------------------
Common Stock of the Company shall be subdivided into a greater number of shares, or a dividend in Common Stock shall be paid in respect of the Common Stock, the Option Price of the outstanding Options in effect immediately prior to such subdivision or at the record date of such dividend shall, simultaneously with the effectiveness of such subdivision or immediately after the record date of such dividend, be proportionately reduced; and conversely, if the outstanding shares of the Common Stock of the Company shall be combined into a smaller number of shares, the Option Price of any outstanding Option in effect immediately prior to such combination shall, simultaneously with the effectiveness of such combination, be proportionately increased.

          (b)  Adjustment to Option Price. When any adjustment is required to be
               --------------------------
made in the Option Price, the number of shares purchasable upon the exercise of any outstanding Option shall be adjusted to that number of shares determined by
(i) multiplying an amount equal to the number of shares purchasable upon the exercise of the Option immediately prior to such adjustment by the Option Price in effect immediately prior to such adjustment, and then (ii) dividing that product by the Option Price in effect immediately after such adjustment. Provided, however, no fractional shares shall be issued, and any fractional
--------  -------
shares resulting from the computations pursuant to this Paragraph 13 shall be
                                                        ------------
eliminated from the Option.

          (c)  Capital Reorganization or Reclassification; Consolidation or
               ------------------------------------------------------------
Merger. In case of any capital reorganization or any reclassification of the
------
Common Stock of the Company (other than a recapitalization hereinabove described in Subparagraph (a) of this Paragraph 13), or the consolidation or merger of the
   ----------------         ------------
Company with another entity, the Optionee shall thereafter be entitled upon exercise of the Option to purchase the kind and number of shares of stock or other securities or property of the Company receivable upon such event by a holder of the number of shares of the Common Stock of the Company, which such Option entitles the holder to purchase from the Company immediately prior to such event. In every such case, appropriate adjustment shall be made in the application of the provisions set forth in this Option Agreement with respect to the rights and interests thereafter of the Optionee, to the end that the provisions set forth in this Option Agreement (including the specified changes and other adjustments to the Option Price) shall thereafter be applicable in relation to any shares or other property thereafter purchasable upon exercise of the Option.

          (d)  Dissolution or Liquidation of Company. Subject to Paragraph 3(b)
               -------------------------------------
above, a dissolution or liquidation of the Company shall cause the outstanding Option to terminate.

          (e)  Adjustments Determined in Sole Discretion of Board. To the extent
               --------------------------------------------------
that the
foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Board, whose determination in that respect shall be final, binding and conclusive.

          (f)  No Other Rights to Optionee.  Except as expressly provided in
               ---------------------------
this Paragraph 13, (i) the Optionee shall have no rights by reason of any
     ------------
subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class; and (ii) the dissolution, liquidation, merger, consolidation or split-up or sale of assets or stock to another corporation, or any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of, or the Option Price for, the shares. The grant of an Option pursuant to this Option Agreement shall not affect in any way the right or power of the Company to made adjustments, reclassification, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

          14.  PERFORMANCE ON BUSINESS DAY.
               ---------------------------

               In the event the date on which a party is required to take any action under the terms of this Option Agreement is not a business day, the action shall be deemed to be required to be taken on the next succeeding business day.

          15.  NON-LIABILITY FOR DEBTS.
               -----------------------

               The Options, and each and every interest or right therein or part thereof, shall not be liable for the debts, contracts, or engagements of the Optionee or the Optionee's heirs, successors and assigns.

          16.  ADOPTION OF ARTICLES AND BYLAWS.
               -------------------------------

               The Optionee hereby adopts, accepts and agrees to be bound by all the terms and provisions of the Articles of Incorporation and Bylaws of the Company and to perform all obligations therein imposed upon a holder with respect to the Purchased Option Shares.

          17.  MISCELLANEOUS.
               -------------

               (a)  Preparation.  It is acknowledged by each party that such
                    -----------
party either had separate and independent advice of counsel or the opportunity to avail itself of same. In light of these facts it is acknowledged that no party shall be construed to be solely responsible for the drafting hereof, and therefore any ambiguity shall not be construed against any party as the alleged draftsman of this Option Agreement.

               (b)  Cooperation.  Each party agrees, without further
                    -----------
consideration, to cooperate and diligently perform any further acts, deeds and things and to execute and deliver any documents that may from time to time be reasonably required to consummate, evidence, confirm and /or carry out the intent and provisions of this Option Agreement, all without undue delay or expense.

         (c)  Interpretation.
              --------------

              (i)    Entire Agreement/No Collateral Representations. EACH PARTY
                     ----------------------------------------------
EXPRESSLY ACKNOWLEDGES AND AGREES THAT THIS OPTION AGREEMENT, INCLUDING ALL EXHIBITS ATTACHED HERETO: (1) IS THE FINAL, COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT OF THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF; (2) SUPERSEDES ANY PRIOR OR CONTEMPORANEOUS PROMISES, ASSURANCES, GUARANTEES, REPRESENTATIONS, UNDERSTANDINGS, CONDUCT, PROPOSALS, CONDITIONS, COMMITMENTS, ACTS, COURSE OF DEALING, WARRANTIES, INTERPRETATIONS OR TERMS OF ANY KIND, ORAL OR WRITTEN (HEREINAFTER COLLECTIVELY CALLED THE "PRIOR AGREEMENTS"), AND THAT
                                                 ----- ----------
ANY SUCH PRIOR AGREEMENTS ARE OF NO FORCE OR EFFECT EXCEPT AS EXPRESSLY SET FORTH HEREIN; AND (3) MAY NOT BE VARIED, SUPPLEMENTED OR CONTRADICTED BY EVIDENCE OF SUCH PRIOR AGREEMENTS, OR BY EVIDENCE OF SUBSEQUENT ORAL AGREEMENTS. Any agreement hereafter made shall be ineffective to modify, supplement or discharge the terms of this Option Agreement, in whole or in part, unless such agreement is in writing and signed by the party against whom enforcement of the modification, supplement or is sought.

              (ii)   Waiver.  No breach of any agreement or provision herein
                     ------
contained, or of any obligation under this Option Agreement, may be waived, nor shall any extension of time for performance of any obligations or acts be deemed an extension of time for performance of any other obligations or acts contained herein, except by written instrument signed by the party to be charged or as otherwise expressly authorized herein. No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof, or a waiver or relinquishment of any other agreement or provision or right or power herein contained.

              (iii)  Remedies Cumulative.  The remedies of each party under this
                     -------------------
Option Agreement are cumulative and shall not exclude any other remedies to which such party may be lawfully entitled.

              (iv)   Severability.  If any term or provision of this Option
                     ------------
Agreement or the application thereof to any person or circumstance shall, to any extent, be determined to be invalid, illegal or unenforceable under present or future laws effective during the term of this Option Agreement, then and, in that event: (1) the performance of the offending term or provision (but only to the extent its application is invalid, illegal or unenforceable) shall be excused as if it had never been incorporated into this Option Agreement, and, in lieu of such excused provision, there shall be added a provision as similar in terms and amount to such excused provision as may be possible and be legal, valid and enforceable; and (2) the remaining part of this Option Agreement (including the application of the offending term or provision to persons or circumstances other than those as to which it is held invalid, illegal or unenforceable) shall not be affected thereby and shall continue in full force and effect to the fullest extent provided by law. Anything in the preceding sentence to the contrary notwithstanding, should any aspect of this Option Agreement be determined by any Court of law or by any regulatory agency having jurisdiction over this Option Agreement not to be exempt from the application of the participation, vesting, benefit accrual, funding, fiduciary, reporting, disclosure, administration or enforcement requirement of either (1) ERISA or (2) the Qualified Code Provisions, then this entire Option Agreement shall, at the election of the Company (without obligation to make such election), be null and void and of no further force or effect. Provided, however, the Company shall not
                                        --------  -------
be entitled to make such election in the event (A) the Company made application to such

Court of law or regulatory agency to find or determine this Option Agreement to be subject to application of any of the participation, vesting, benefit accrual, funding, fiduciary, reporting, disclosure, administration or enforcement requirements of either ERISA or the Qualified Code Provisions, or (B) the actions or participation of the Optionee or Optionee's agents were not directly or indirectly involved in or a factor of such Court of law or regulatory agency considering or pursuing such action.

              (v)     Time is of the Essence.  It is expressly understood and
                      ----------------------
agreed that time of performance is strictly of the essence with respect to each and every term, condition, obligation and provision hereof and that the failure to timely perform any of the terms, conditions, obligations or provisions hereof by any party shall constitute a material breach of and a non-curable (but waivable) default under this Option Agreement by the party so failing to perform.

              (vi)    No Third Party Beneficiary.  Notwithstanding anything else
                      --------------------------
herein to the contrary, the parties specifically disavow any desire or intention to create a "third party" beneficiary contract, and specifically declare that no person or entity, save and except for the parties or their successors, shall have any rights hereunder nor any right of enforcement hereof.

              (vii)   No Reliance Upon Prior Representation.  Each party
                      -------------------------------------
acknowledges that no other party has made any oral representation or promise to such party which representation or promise would induce such party prior to executing this Option Agreement to change its position to its detriment, partially perform, or part with value in reliance upon such representation or promise; such party acknowledges that it has taken such action at its own risk; and such party represents that it has not so changed its position, performed or parted with value prior to the time of its execution of this Option Agreement.

              (viii)  Headings; References; Incorporation; Gender.  The headings
                      -------------------------------------------
used in this Option Agreement are for convenience and reference purposes only, and shall not be used in construing or interpreting the scope or intent of this Option Agreement or any provision hereof. References to this Option Agreement shall include all amendments or renewals thereof. All cross-references in this Option Agreement, unless specifically directed to another agreement or document, shall be construed only to refer to provisions within this Option Agreement, and shall not be construed to be referenced to the overall transaction or to any other agreement or document. Any Exhibit referenced as attached to this Option Agreement shall be construed to be incorporated into this Option Agreement by such reference. As used in this Option Agreement, each gender shall be deemed to include each other gender, including neutral genders or genders appropriate for entities, if applicable, and the singular shall be deemed to include the plural, and vice versa, as the context requires.

         (d)  Enforcement.
              -----------

              (i)     Applicable Law.  THIS OPTION AGREEMENT AND THE RIGHTS AND
                      --------------
REMEDIES OF EACH PARTY ARISING OUT OF OR RELATING TO THIS OPTION AGREEMENT (INCLUDING, WITHOUT LIMITATION, EQUITABLE REMEDIES) SHALL BE SOLELY GOVERNED BY, INTERPRETED UNDER, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEVADA, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES AS IF THIS OPTION AGREEMENT WERE MADE, AND AS IF ITS OBLIGATIONS ARE TO BE PERFORMED, WHOLLY WITHIN THE STATE OF NEVADA.

              (ii)  Consent to Jurisdiction.  ANY ACTION OR PROCEEDING ARISING
                    -----------------------
OUT OF OR RELATING TO THIS OPTION AGREEMENT SHALL BE FILED IN AND HEARD AND LITIGATED SOLELY BEFORE THE STATE COURTS OF NEVADA. EACH PARTY GENERALLY AND UNCONDITIONALLY ACCEPTS THE EXCLUSIVE JURISDICTION OF SUCH COURTS AND WAIVES ANY DEFENSE OR RIGHT TO OBJECT TO VENUE IN SAID COURTS BASED UPON THE DOCTRINE OF "FORUM NON CONVENIENS". EACH PARTY IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGEMENT RENDERED THEREBY IN CONNECTION WITH THIS OPTION AGREEMENT.

         (e)  Successors and Assigns.  Subject to the terms of this Option
              ----------------------
Agreement prohibiting the assignment of Options, all of the representations, warranties, covenants, conditions and provisions of this Option Agreement shall be binding upon and shall inure to the benefit of each party and such party's respective heirs, executors, administrators, legal representatives, Successors and/or assigns, whichever the case may be.

         (f)  Notices.  Unless otherwise specifically provided in this Option
              -------
Agreement, all notices, demands, requests, consents, approvals or other communications (collectively and severally called "Notices") required or
                                                   -------
permitted to be given hereunder, or which are given with respect to this Option Agreement, shall be in writing, and shall be given by: (i) personal delivery (which form of Notice shall be deemed to have been given upon delivery); (ii) by telegraph or by private airborne/overnight delivery service (which forms of Notice shall be deemed to have been given upon confirmed delivery by the delivery agency); (iii) by electronic or facsimile or telephonic transmission, provided the receiving party has a compatible device or confirms receipt thereof (which forms of Notice shall be deemed delivered upon confirmed transmission or confirmation of receipt); or (iv) by mailing in the United States mail by registered or certified mail, return receipt requested, postage prepaid (which forms of Notice shall be deemed to have been given upon the fifth [5th] business day following the date mailed). Each party, and their respective counsel, hereby agree that if Notice is to be given hereunder by such party's counsel, such counsel may communicate directly with all principals, as required to comply with the foregoing notice provisions. Notices shall be addressed to the Company and the Optionee at the addresses hereinabove set forth in the introductory paragraph of this Option Agreement, or to such other address as the receiving party shall have specified most recently by like Notice, with a copy to the other parties hereto. Any Notice given to the estate of a party shall be sufficient if addressed to the party as provided in this Paragraph.

         (g)  Counterparts.  This Option Agreement may be executed in 2 or more
              ------------
counterparts, each of which shall be deemed an original, and all of which together shall constitute but one and the same instrument, binding on all parties hereto. Any signature page of this Option Agreement may be detached from any counterpart of this Option Agreement and reattached to any other counterpart of this Option Agreement identical in form hereto but having attached to it one or more additional signature pages.

         (h)  Execution by All Parties Required to be Binding.  This Option
              -----------------------------------------------
Agreement shall not be construed to be an offer and shall have no force and effect until this Option Agreement is fully executed by all parties hereto.

     IN WITNESS WHEREOF, the Company has caused its duly authorized officers to execute and attest this Option Agreement, and to apply the corporate seal hereto, and the Optionee has placed his or her signature hereon, at the City of Calgary, Alberta, Canada, effective as of the Grant Date.

                                    COMPANY:

                                    Pinnacle Oil International, Inc.
                                    a Nevada corporation

                                    By:
                                       -----------------------------


                                    OPTIONEE:


                                    --------------------------------

                                  Exhibit "1"
                                      to
                     Non-Qualified Stock Option Agreement




                      NOTICE OF EXERCISE OF STOCK OPTION
                      ----------------------------------

                      NOTICE OF EXERCISE OF STOCK OPTION
                      ----------------------------------

            (To be signed by Optionee only upon exercise of Option)

TO:         President
            Pinnacle Oil International, Inc.
            Suite 750 Phoenix Place
            840 - 7th Avenue S.W.
            Calgary, Alberta, Canada T2P 3G2

     The undersigned, the Optionee under that certain Non-Qualified Stock Option Agreement dated March 10, 1998 (hereinafter the "Option Agreement"), between
                                                 ----------------
Pinnacle Oil International, Inc., a Nevada corporation (hereinafter the "Company") and the undersigned, hereby irrevocably elects, in accordance with
 -------
the terms and conditions of the Option Agreement, to exercise the undersigned's Option (as such term is defined by Paragraph 2 of the Option Agreement) to
                                   -----------
purchase                            /(1)/ shares of the Common Stock of the
         ---------------------------
Company ("Common Stock"), and encloses herewith good funds in the amount of
          ------------
$                     /(2)/ in full payment therefor/(3)/.
 ---------------------

     /(1)/  Insert number of Vested Option Shares (as defined by Paragraph 2 of
                                                                 -----------
            the Option Agreement) which Optionee is exercising his Option to purchase.

     /(2)/ Number of Option Shares multiplied by the Option Price per share set forth in Paragraph 2 of the Option Agreement (U.S. $8.31 per share).
                     -----------

     /(3)/ Unless the Company permits payment pursuant to the alternatives set forth in Paragraph 6 of the Option Agreement.
                     -----------

     The undersigned hereby remakes all representations, warranties and covenants set forth in the Option Agreement as of the date of this Notice, all of which shall survive the closing with respect to the shares of Common Stock purchased hereby.

            (Signature must conform in all respects to name of Optionee as specified on the Option Agreement, unless the undersigned is Optionee's Successor, in which case the undersigned must submit appropriate proof of the right of the undersigned to exercise the Option)

                  Signature:
                              -----------------------------

                  Print Name:
                              -----------------------------

                  Address:
                              -----------------------------

                              -----------------------------

                  Date:
                              -----------------------------